Exhibit 99.1

iBio Closes Sale of Manufacturing Facility in Texas

– The sale of the facility eliminates $13.2M of secured debt secured –

– Completes iBio’s transition to an AI and precision biologics innovation company –

SAN DIEGO, June 3, 2024 (GLOBE NEWSWIRE) -- iBio, Inc. (NYSEA:IBIO) (“iBio” or the “Company”), an AI-driven innovator of precision antibody therapeutics, today announced the closing of the sale of its manufacturing facility located in Bryan, Texas (the “Property”) to the Board of Regents of the Texas A&M University System for $8.5 million. Following the issuance of pre-funded warrants having a value of $4.5 million to the lender, Woodforest National Bank, iBio and its wholly owned subsidiary, iBio CDMO LLC, has met all of the conditions of the settlement agreement releasing the Company and its subsidiary of all obligations with respect to the debt secured by the Property. The transaction, coupled with the use of approximately $915K in restricted cash previously held by Woodforest, eliminates approximately $13.2 million in secured debt from iBio’s balance sheet.

“The sale of our Texas facility marks a critical milestone for iBio - the completion of our transition from a CDMO to a machine-learning enabled biologics company,” said iBio Chief Executive and Chief Scientific Officer Martin Brenner, Ph.D. “We continue to strengthen our financial position with the removal of the facility debt, which will help fuel our expansion into cardiometabolics, advance our immuno-oncology pipeline, and support new and existing partnerships with companies benefiting from our machine-learning-powered discovery platform.”

The sale of the manufacturing facility moves the Company’s official headquarters to San Diego, where research and development operate, and comes on the heels of several important transactions for the Company. In March 2024, iBio secured a $15 million private investment from healthcare and institutional investors and separately received proceeds of approximately $4.3 million from exercised warrants. Further validating the capabilities of its machine-learning drug discovery platform, iBio forged a transformative partnership with AstralBio expanding the Company’s antibody therapeutic discovery and development into the cardio-metabolic space and sold its early-stage PD-1 agonist antibody to Otsuka Pharmaceuticals for cash and downstream payments.

About iBio, Inc.

iBio is an AI-driven innovator that develops next-generation biopharmaceuticals using computational biology and 3D-modeling of subdominant and conformational epitopes, prospectively enabling the discovery of new antibody treatments for hard to target cancers, and other diseases. iBio’s mission is to decrease drug failures, shorten drug development timelines, and open up new frontiers against the most promising targets. For more information, visit www.ibioinc.com.

Forward Looking Statements

Any statements contained in this press release about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” These statements include statements regarding continuing to strengthen the Company’s financial position, expanding into cardiometabolics, advancing the Company’s immuno-oncology pipeline, and supporting new and existing partnerships with companies benefiting from the Company’s machine-learning-powered discovery platform. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including iBio’s ability to expand into cardiometabolics, advance its immuno-oncology pipeline and support new and existing partnerships with companies that can benefit from iBio’s machine-learning-powered discovery platform, continue to strengthen the Company’s financial position, advance its goal of becoming a leading antibody discovery company with a differentiated machine-learning platform , the ability to finance when needed and the risk factors described in the Company’s Annual Report on Form 10-K for the year ended June 30, 2023, and the Company’s subsequent filings with the SEC, including subsequent periodic reports on Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statements contained in this press release speak only as of the date hereof and, except as required by federal securities laws, iBio, Inc. specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Contacts:

iBio, Inc.
Investor Relations
ir@ibioinc.com

Susan Thomas
iBio, Inc.
Media Relations
susan.thomas@ibioinc.com